Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
AutoNation, Inc.:
We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 13, 2012, with respect to the consolidated balance sheets of AutoNation, Inc. as of December 31, 2011 and 2010, and the related consolidated income statements, statements of shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of AutoNation, Inc.

•	Form S-3 (Registration Nos. 333-157354, 333-44611, 333-35749, 333-29217, 333-23415, 333-20667, 333-18009, 333-08479, 333-04269, 333-01757, 033-65289, 033-63735, 033-62489, and 033-61649);

•	Form S-4 (Registration Nos. 333-41505 and 333-17915); and

•	Form S-8 (Registration Nos. 333-175830, 333-170737, 333-150756, 333-143250, 333-130019, 333-81888, 333-90819, 333-56967, 333-42891, 333-29265, 333-20669, 333-19453, 033-93742, and 333-07623).

/s/ KPMG LLP
February 13, 2012
Fort Lauderdale, Florida
Certified Public Accountants